EXHIBIT 21

SUBSIDIARIES OF EDISON CONTROL CORPORATION

NAME	                  		STATE OF INCORPORATION 	TRADE NAMES
Construction Forms, Inc.	Wisconsin            			CF, ConForms, Construction
                                                	Forms, CF Pipejoint

CF Ultra Tech, Inc.     	Wisconsin	            		UTI, UT, Ultra Tech

CF Gilco, Inc.         		Wisconsin		           		GC, Gilco, Gilson

JABCO, LLC	             	Wisconsin	           			JABCO

